Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Yixiang Zhang, the Chief Executive Officer and Chief Financial Officer of CHINA SHESAYS MEDICAL COSMETOLOGY, INC. (the “Company”), does hereby certify that (1) the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2012 and 2011 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this statement this 15 day of April, 2014.

/s/ Yixiang Zhang

Yixiang Zhang

Chief Executive Officer and Chief Financial Officer

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to China SHESAYS Medical Cosmetology, Inc. and will be retained by China SHESAYS Medical Cosmetology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.